TEMPLETON INCOME TRUST

                       ASSISTANT SECRETARY'S CERTIFICATE



                  The undersigned, being the duly elected Assistant Secretary of Templeton Income Trust, a Massachusetts business trust (the "Trust"), hereby certifies that the following resolution has been duly adopted by the Trust's Board of Trustees, and that said resolution remains in effect on the date hereof.

         RESOLVED, that the officers of the Trust be, and they hereby are, authorized in the name and on behalf of the Trust to execute its Notification of Registration on Form N-8A under the Investment Company Act of 1940, and its Registration Statement on Form N-1A under the Securities Act of 1933 and to execute or grant power of attorney to execute any amendments thereto in such form as may be approved by such attorney in fact, to file or authorize the filing of such documents with the Securities and Exchange Commission and to designate agents for service of process.


Dated:  December 29, 1994

                                               /s/JEFFREY L. STEELE
                                               Jeffrey L. Steele
                                               Assistant Secretary